UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022
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Squarespace, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-40393 (Commission File Number)	20-0375811 (IRS Employer Identification No.)

225 Varick Street,12th Floor New York,New York (Address of Principal Executive Offices)	10014 (Zip Code)
(646) 580-3456
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SQSP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (P30.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 2, 2022, Squarespace, Inc. (the “Company”) held its annual meeting of stockholders to consider and vote on the two proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 18, 2022. The final voting results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each of the following persons named below to serve as directors until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The results of such vote were as follows:

Nominee	For	Withhold	Broker Non-Vote
Anthony Casalena	463,387,889	3,276,875	19,504,847
Andrew Braccia	463,532,409	3,132,355	19,504,847
Michael Fleisher	461,457,595	5,207,169	19,504,847
Jonathan Klein	461,165,200	5,499,564	19,504,847
Liza Landsman	461,429,939	5,234,825	19,504,847
Anton Levy	463,565,129	3,099,635	19,504,847

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2022. The results of such vote were as follows:

For	Against	Abstain
486,105,883	23,740	39,988

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARESPACE, INC.

Dated: June 6, 2022	By:	/s/ Courtenay O’Connor
Courtenay O’Connor
General Counsel and Secretary
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